UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2012

A. H. BELO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-33741	38-3765318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 224866 Dallas, Texas	75222-4866
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 977-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders of A. H. Belo Corporation (the “Company” or “A. H. Belo”) was held on May 17, 2012, in Dallas, Texas. The following are the final voting results and a brief description of each matter submitted to the Company’s shareholders at that meeting. Each proposal is described in more detail in the Company’s Proxy Statement, dated April 4, 2012.

Proposal 1: Election of Directors. The shareholders of the Company elected each of the four director nominees nominated by the Company’s Board of Directors, as follows: John A. Beckert, Dealey D. Herndon, and Ronald D. McCray were elected as Class I directors and are eligible to serve a three-year term until the 2015 annual meeting; Nicole G. Small was elected as a Class II director and is eligible to serve a one-year term until the 2013 annual meeting.

The following is a tabulation of the voting results with respect to each director nominee:

Director	Votes For	Withheld	Broker Non-Votes
John A. Beckert	34,114,056	496,481	5,243,974
Dealey D. Herndon	34,044,915	565,622	5,243,974
Ronald D. McCray	33,337,378	1,273,159	5,243,974
Nicole G. Small	34,118,601	491,936	5,243,974

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm. The Company’s shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012 by the following vote:

For	Against	Abstain	Broker Non-Votes
39,440,314	411,893	2,304	0

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 21, 2012	A. H. BELO CORPORATION

	By:	/s/ Daniel J. Blizzard
Daniel J. Blizzard Senior Vice President and Secretary